Exhibit 5.9

+1 212 230-8800 (t)

+1 212 230 8888 (f)

wilmerhale.com

August 9, 2021

Ocular Therapeutix, Inc.

24 Crosby Drive
Bedford, MA 01730

Re:	Post-Effective Amendments to Registration Statement on Form S-8 for Shares of Common Stock, par value $0.0001 per share, of Ocular Therapeutix, Inc.

Ladies and Gentlemen:

We have assisted in the preparation of a Post-Effective Amendment No. 1 to Registration Statement No. 333-198240, a Post-Effective Amendment No. 1 to Registration Statement No. 333-202886, a Post-Effective Amendment No. 1 to Registration Statement No. 333-210059, a Post-Effective Amendment No. 1 to Registration Statement No. 333-216622, a Post-Effective Amendment No. 1 to Registration Statement No. 333-223513, a Post-Effective Amendment No. 1 to Registration Statement No. 333-230126, a Post-Effective Amendment No. 1 to Registration Statement No. 333-237115 and a Post-Effective Amendment No. 1 to Registration Statement No. 333-254143 (together, the “Post-Effective Amendments”) to be filed by Ocular Therapeutix, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Post-Effective Amendments reflect that a portion of the shares of the common stock, $0.0001 par value per share, of the Company (the “Common Stock”) previously registered under the applicable registration statements (up to an aggregate of 10,222,670 shares of Common Stock) will become available for issuance under the Company’s 2021 Stock Incentive Plan (the “2021 Plan”), pursuant to the terms and conditions of the 2021 Plan (such shares, the “Prior Plan Shares”).

We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Post-Effective Amendments and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Prior Plan Shares in accordance with the 2021 Plan, to register and qualify the Prior Plan Shares for sale under all applicable state securities or “blue sky” laws.

Ocular Therapeutix, Inc.

August 9, 2021

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statements to which the Post-Effective Amendments relate are in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Prior Plan Shares have been duly authorized for issuance and, when the Prior Plan Shares are issued and paid for in accordance with the terms and conditions of the 2021 Plan, the Prior Plan Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendments in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Brian A. Johnson
Brian A. Johnson, a Partner